Stifel Nicolaus Bank & Thrift Conference
November 2, 2010

Forward-Looking Statements
During this presentation we may make forward-looking statements.
Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future. Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.
We believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.
Factors that could cause actual results to differ from those expressed in the
Company's forward-looking statements include, but are not limited to, those outlined in Whitney's SEC filings, including the “Risk Factors” section of the
Company’s form 10-K and 10-Q.
Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.

Key Investment Highlights
• Stability Since 1883
• Strong brand and core
 deposit franchise
• Taking actions designed to
 ensure a bright future for our
 bank, employees and
 shareholders
• Taking aggressive actions to
 manage our credit issues

Bulk Sales Overview
• On October 26, 2010 Whitney announced:
 – Sale of $180 million of nonperforming loans; and
 – Reclassification of up to additional $100M nonperforming loans as held for sale
• Primary objective of bulk sales is to accelerate:
 – Disposition of problem assets
 – Exit from the effects of the credit cycle
 – Produce faster earnings recovery and improved return for our shareholders
• Strong capital base and improved market enabled
 opportunistic disposal of these problem assets
• In an excellent position to return to consistent, quarterly profitability beginning in 1Q11

Summary of 4th Quarter Cost of Bulk Sale Strategy
($s in millions)		Pre-tax 4th Quarter Charge
Sale of Notes
Net Book Value	$165
Proceeds	100
Loss		$65
Reclassification of Notes to Held For Sale
Net Book Value	$100
Adjusted Net Book Value	60
Reclassification Loss		$40
Total Estimated Pre-Tax Loss Booked in 4Q10		$105

Proforma Results For Bulk Sales
($s in millions)	9/30/10	Proforma 9/30/10*

Nonperforming Loans	$428	$142
Classified Loans	$1,122	$836
NPA ratio	6.64%	3.14%
Reserve coverage	52%	142%
ALLL ratio	2.89%	2.72%

Tangible common equity ratio	8.10%	7.55%
Leverage ratio	10.09%	9.23%
* Proforma results reflect the sale of approximately $180 million in loans currently under contract and $100 million in loans reclassified to held for sale.

Issues And Concerns Have Been Eased or Addressed
• Oil spill in the Gulf of Mexico
 – Leak has been capped and those along the coast are
 recovering, remaining issues appear manageable
• Independent third-party risk rating review project
 – Completed and fully reflected in our 3Q10 results
• Weak economy and threat of a double dip
 – Economy is showing more signs of stabilization
 – Not a robust recovery, but it does not appear there
 will be a double dip

Third Quarter 2010 Review
• Loan demand remained
 weak
 – Total loans of $7.7 billion at September 30, 2010,
 declined $245 million June 30, 2010
 • $80 million in charge-offs
 • $37 million of problem loan sales
 • $23 million to foreclosure
 • $20 million of repayments problem credits
• Deposits were stable and
 continue to be a core
 operating strength
 – DDA - 36% of average total deposits
 – Low-cost deposits - 79% of average total deposits
 (includes DDA, NOW, MMDA and Savings)
	3Q10	2Q10	3Q09
(Period-end)
Total Assets	$11.5B	$11.4B	$11.7B
Total Loans	$7.7B	$8.0B	$8.5B
Total Deposits	$8.9B	$8.8B	$8.9B
Provision for Credit Losses	$70.0MM	$59.0MM	$80.5MM
Net Income (loss)	($29.0MM)	($18.0MM)	($30.0MM)
Net Income (loss) to common shareholders	($33.1MM)	($22.1MM)	($34.1MM)
Earnings (loss) per share (diluted)	($.34)	($.23)	($.50)

• NIM of 4.05% contracted 10bps in 3Q10
 • Lower yield on earning assets
 • Shift in the mix of earning assets
• Active management of loan
 and deposit pricing
• Nonaccrual loans reduced NIM
 by approximately 20bps
• Variable rate loan portfolio
 – 28% tied to LIBOR; 28% tied to Prime
Net Interest Margin Remains Relatively Stable
Note: Financial data as of September 30, 2010

Working Through A Challenging Environment
• Provision for credit losses was $70 million in 3Q10
 – More than half was related to the increase in classified loans
 – $11 million was related to the resolution of problem credits
 – $15 million was related to lower collateral values on
 previously impaired loans
 • We expect these factors to be significantly reduced in light of the bulk sale announcement
 – Remainder of the 3Q10 provision was related to
 charge-offs of smaller commercial and consumer
 credits
 • Charge-offs of nonimpaired loans were
 $18 million in 3Q10
Note: Financial data as of September 30, 2010

Independent Analysis Provided Clarity, Confidence
• Independent, third-party consultant - Alvarez & Marsal
• Classified loans increased $236 million, net, during 3Q10
• We believe that most of the newly classified credits have lower loss potential compared to those losses incurred on credits impacted by the real estate market problems in Florida
 – More stable real estate values in Texas and Louisiana
 – General economic and market conditions continue to delay the successful completion of projects
 – We believe most of the underlying projects remain viable and will support the debt service
 • Seasoned developers
 • Developed properties, not raw land
 • Deterioration on appraised value not as steep
Note: Financial data as of September 30, 2010

Additions To Classified Mainly Texas C&D
Note: Financial data as of September 30, 2010
Texas
Florida
Louisiana
Alabama/Mississippi
Economic Stress
Real Estate ‘bubble”
Economic Stress
Economic Stress & Real Estate ‘bubble’

Well-Defined Weakness Does Not Imply Significant Loss
• Well-defined weaknesses can include:
 – Pre-sales slower than expected compared to original projections
 – Slowdown in anticipated lease-ups and delay in pad site sales
 – Projects capable of covering interest payments due to current occupancy rates but unable to fully amortize principal without further lease-up
• Why a well-defined weakness would not necessarily lead to an expected loss:
 – In most cases, collateral values continue to cover outstanding debt
 – Borrowers continue to have an economic interest relative to supporting the debt
 – Guarantors have demonstrated a willingness to support the project through periodic principal curtailments

Migration To Nonperforming Mainly In Florida
Texas
Florida
Louisiana
Alabama/Mississippi
* Proforma results reflect the sale of approximately $180 million in loans currently under contract and $100 million in loans reclassified to held for sale.
Note: Financial data as of September 30, 2010

Majority Of Losses From Florida Impaired Loans
Texas
Florida
Louisiana
Alabama/Mississippi
Note: Financial data as of September 30, 2010

Most Of The Top 20 Classified Loans Still Accruing
• Top 20 Classified Loans
 – Totaled approximately $250 million, or 22% of total
 classified loans, at 9/30/10
 – The majority, 87%, are still accruing
 – All of the nonaccrual loans within this group are held
 for sale
 – Slightly over 50% are serviced out of Texas market
 • 27% Louisiana
 • 16% Alabama/Mississippi
 • 5% Florida

Selling Most Of Our Top 20 Nonperforming Loans
• Top 20 Nonperforming Loans
 • Totaled approximately $115 million, or 27% of total
 nonperforming loans, at 9/30/10
 • Slightly over 75% of the top 20 nonperforming loans
 are either under contract to be sold or are held for sale
 • Most of loans remaining have lower risk of loss
 • Approximately one-third are serviced in Florida
 • 36% Louisiana
 • Approximately 20% Texas
 • 12% Alabama/Mississippi

Strong Capital Allows Us To Dispose Of Problems
• $1.6 billion total equity
 – Tangible common equity ratio 8.10%
 – Leverage ratio 10.09%
• Substantially all of the Company’s deferred tax assets have been disallowed for regulatory capital calculations
• Do not expect actions addressing nonperforming loans will require a goodwill impairment or deferred tax asset valuation allowance in the fourth quarter of 2010
• Regulatory capital ratios are and will continue to remain above those required for the Company and the Bank to be considered well
 -capitalized
• Most prudent to repay TARP after we have seen positive trends in credit, financial performance and the overall economy
Note: Financial data as of September 30, 2010

It’s About Doing Things Better Than We’ve Done Before
• People
• Products
• Sales and service

Focus On Generating Business Line Fee Growth
 – Issued over 17,000 cards to first-time
 Whitney cardholders
• New checking account sales
 – Up almost 35% over 2009
• Credit card campaigns
 – Sales were up 216% and outstandings
 were up 23.5% over last year
Note: Financial data as of September 30, 2010

Focus On Generating Business Line Fee Growth
• Interest rate swaps
• Enrollment in the commercial
 banking internet banking
 platform continued to increase
• Significant improvements in the
 brokerage business
 – Revenue up 15% versus last year
• Additional fee income will
 complement our already strong
 net interest margin
Note: Financial data as of September 30, 2010

Investing In Our Future
• Project Genesis, our technology
 transformation project, is on track
• Spent almost the past two years working on,
 and investing in, this state-of-the-art
 initiative
• Expected to benefit bankers, customers and
 shareholders in a number of important ways
 – Employees will be able to deliver faster service and to
 anticipate customer needs with better customer
 information
 – Customers will enjoy faster service, better products and
 most importantly, a better overall experience
 – Shareholders are expected to benefit from both lower
 ongoing operational costs and enhanced revenues

Potential For Significant Growth Opportunities Is Improving
• Opportunities will be available once the market turns
• Committed and focused on creating long-term value for
 shareholders
• Today’s environment “Takes A Whitney Banker”

An Encouraging Outlook
• We feel confident about
 where we are today
• We expect 2011 to be a
 much better year
• Bulk sale transactions
 will put a material
 portion of our Florida
 problems behind us
• Expect to return to
 profitability in first
 quarter of 2011
($s in millions, except E.P.S.)	2011E	2011E
	Street Estimate*	Company Guidance

Provision For Credit Losses	$103	$40 - $70
Collection Costs	n/a	Less than $25 million
E.P.S. (Diluted)	($.10)	$.30 - $.50
*Source: NASDAQ and equity research analysts’ reports

Stifel Nicolaus Bank & Thrift Conference
November 2, 2010